As filed with the Securities and Exchange Commission on December 4, 2009
Registration No: 333-127275

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRINGTON WEST FINANCIAL GROUP, INC.
(exact name of registrant as specified in its charter)

Delaware	48-1175170
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2005 Equity Based Compensation Plan
(Full Title of the Plan)
Harrington West Financial Group, Inc.
610 Alamo Pintado Road
Solvang, CA 93463
(Address, including zip code and telephone number,
including area code, of registrant’s principal and executive offices)
Craig J. Cerny
Chairman of the Board and Chief Executive Officer
Harrington West Financial Group, Inc.
610 Alamo Pintado Road
Solvang, CA 93463
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

copies to:
Kenneth E. Moore, Esq.
Stuart | Moore
641 Higuera Street, Suite 302
San Luis Obispo, CA 93401
(805) 545-8590
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF COMMON STOCK
     On August 5, 2005, Harrington West Financial Group, Inc., a Delaware corporation (the “Registrant”) filed a Form S-8 (File No.: 333-127275) (the “S-8), registering with the Securities and Exchange Commission (“SEC”) a total of 536,385 shares of its common stock, $0.01 par value (the “Shares”), in connection with the Registrant’s 2005 Equity Based Compensation Plan (the “Plan”). 1,000 shares have been issued under the S-8. The Registrant now desires to deregister all of the Shares not yet issued in connection with the Plan.
     The Registrant intends to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the S-8 to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold, the Registrant hereby amends the S-8 by deregistering all shares that remain registered but were not issued pursuant to the S-8 as of the close of business on the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Solvang, state of California, on December 4, 2009

Harrington West Financial Group, Inc.
By:	/s/ Craig J. Cerny
Craig J. Cerny
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Craig J. Cerny CRAIG J. CERNY	Chairman of the Board and Chief Executive Officer	December 4, 2009

/s/ William W. Phillips, Jr. WILLIAM W. PHILLIPS, JR.	Director, President, Chief Operating Officer	December 4, 2009

/s/ Paul O. Halme, J.D. PAUL O. HALME, J.D.	Director	December 4, 2009

/s/ Timothy Hatlestad TIMOTHY HATLESTAD	Director	December 4, 2009

/s/ John J. McConnell, PhD JOHN J. McConnel, PhD	Director	December 4, 2009

/s/ William D. Ross WILLIAM D. ROSS	Director	December 4, 2009